UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 16, 2013, the Company held its Annual Meeting of Shareholders at the Norris Conference Centers in Fort Worth, Texas.  At the meeting, the holders of 77,143,631 shares of common stock, which represented approximately 76 percent of the outstanding shares entitled to vote as of the record date of March 21, 2013, were represented in person or by proxy.  At the meeting shareholders elected the nine (9) nominees listed below to serve for the ensuing year.  The following table shows the vote tabulations for each person for shares present or represented by proxy at the meeting.

NAME OF DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Robert E. Abernathy	51,636,608	1,960,667	209,284	23,337,072
Frank J. Belatti	36,403,954	11,084,956	6,317,649	23,337,072
Julie A. Dobson	50,227,500	3,360,510	218,549	23,337,072
Daniel R. Feehan	39,509,923	14,096,459	200,177	23,337,072
H. Eugene Lockhart	44,135,224	9,460,457	210,878	23,337,072
Joseph C. Magnacca	52,227,505	1,365,192	213,862	23,337,072
Jack L. Messman	37,754,978	9,726,164	6,325,417	23,337,072
Thomas G. Plaskett	37,281,913	10,196,376	6,328,270	23,337,072
Edwina D. Woodbury	37,837,796	9,652,034	6,316,729	23,337,072

The shareholders voted on three additional items at the meeting.  The following table shows the vote tabulation for each of these items for shares present or represented by proxy at the meeting.

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Ratification of the appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the Company’s 2013 fiscal year.	75,422,906	1,194,137	526,588	N/A
A vote to adopt the 2013 Omnibus Incentive Plan.	36,743,695	16,277,367	785,497	23,337,072
A non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2013 proxy statement.	24,877,716	28,131,320	797,523	23,337,072

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.
99.1	Press Release, dated May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: May 22, 2013	By:
Dorvin D. Lively
Executive Vice President -
Chief Financial Officer and
Chief Administrative Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release, dated May 16, 2013.